Exhibit 4.1

THIS CERTIFIES THAT IS THE RECORD HOLDER OF Shares of TIANCI INTERNATIONAL INC. Capital Stock transferable on the books of the Corporation by the holder in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers. Dated: NUMBER SHARES INCORPORATED UNDER THE LAWS OF NEVADA PRESIDENT SECRE T A R Y N COUNTERSIGNED AND REGISTERED SECURITIES TRANSFER CORPORATION PO BOX 701629, DALLAS, TX 75370 By: TRANSFER AGENT - AUTHORIZED SIGNATURE SEAL TIANCI INTERNATIONAL INC. Fully Paid Non - Assessable $0.0001 Par Value COMMON STOCK CUSIP NO. 88631G 205 SAMPLE